UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2015

Bank of the Ozarks, Inc.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction

of incorporation)

0-22759	71-0556208
(Commission File Number)	(IRS Employer Identification No.)

17901 Chenal Parkway, Little Rock, Arkansas	72223
(Address of principal executive offices)	(Zip Code)

(501) 978-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 10, 2015, Bank of the Ozarks, Inc. (the “Company”) announced completion of its acquisition of Intervest Bancshares Corporation (“Intervest”) and its wholly-owned bank subsidiary, Intervest National Bank, pursuant to a previously announced definitive agreement and plan of merger dated July 31, 2014 (the “Merger Agreement”) whereby Intervest merged with and into the Company and Intervest National Bank merged with and into the Company’s wholly-owned bank subsidiary, Bank of the Ozarks (the “Bank”), effective February 10, 2015. Pursuant to the terms of the Merger Agreement, each share of Intervest common stock issued and outstanding immediately prior to the closing of the merger was converted into the right to receive 0.3014 of a share of the Company’s common stock. For each fractional share that would have otherwise been issued, the Company will pay cash in an amount equal to such fraction of a share multiplied by $33.88, which was the average closing sale price of the Company’s common stock, as quoted on the NASDAQ Global Select Market, for the ten consecutive trading days ending on February 3, 2015. As a result of the closing of the merger, the Company will deliver approximately 6.6 million shares of common stock to former holders of Intervest common stock.

In connection with the merger, the Company entered into four First Supplemental Indentures to assume Intervest’s guarantees with respect to Indentures between (i) Intervest and U.S. Bank National Association dated as of September 17, 2003, pursuant to which Intervest issued $15,464,000 of Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures due 2033; (ii) Intervest and U.S. Bank National Association dated as of March 17, 2004, pursuant to which Intervest issued $15,464,000 of Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures due 2034; (iii) Intervest and Wilmington Trust Company dated as of September 20, 2004, pursuant to which Intervest issued $15,464,000 of Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures due 2034; and (iv) Intervest and Wilmington Trust Company dated as of September 21, 2006, pursuant to which Intervest issued $10,310,000 of Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures due 2036. Collectively, these trust preferred securities assumed by the Company represent less than 1% of the total assets of the Company following the merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

Item 7.01	Regulation FD Disclosure

On February 10, 2015 the Company issued a press release announcing the completion of its acquisition of Intervest Bancshares Corporation and its wholly-owned bank subsidiary Intervest National Bank. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K, and other statements that the Company may make, contain forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding the separate financial condition, results of operations and business of the Company and Intervest, the benefits of the merger with Intervest, including future financial and operating results, cost savings, enhancement to revenue and accretion to reported earnings that may be realized from the merger, and the respective plans, objectives, expectations and intentions of the Company and other statements that are not historical facts. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Certain factors that could cause actual results to differ materially from the Company’s expectations include the risks detailed under “Risk Factors” contained in the Company’s most recent Annual Report on Form 10-K and in the other documents the Company files with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger among Bank of the Ozarks, Inc., Bank of the Ozarks, Intervest Bancshares Corporation and Intervest National Bank, dated as of July 31, 2014 (previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 31, 2014, and incorporated herein by this reference)

99.1	Press Release dated February 10, 2015 whereby Bank of the Ozarks, Inc. Announces Completion of its Acquisition of Intervest Bancshares Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC.

Date: February 10, 2015	By:	/s/ Greg McKinney
	Name:	Greg McKinney
	Title:	Chief Financial Officer and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger among Bank of the Ozarks, Inc., Bank of the Ozarks, Intervest Bancshares Corporation and Intervest National Bank, dated as of July 31, 2014 (previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 31, 2014, and incorporated herein by this reference)

99.1	Press Release dated February 10, 2015 whereby Bank of the Ozarks, Inc. Announces Completion of its Acquisition of Intervest Bancshares Corporation

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